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                                                                    EXHIBIT 23.2

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 27, 1998, with respect to the consolidated financial statements and schedule of American Shared Hospital Services included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                        /s/ Ernst & Young LLP

March 29, 1999
Walnut Creek, California